                                   EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


                                                                                                         State of
                                                                              Percentage of             Incorporation
       Parent                             Subsidiary                            Ownership              or Organization
---------------------    ----------------------------------------------    ---------------------   ------------------------

PS Financial, Inc.       Preferred Savings Bank                                    100%                    Federal
Preferred    Savings     Preferred Service Corporation                             100%                   Illinois
Bank
